Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
Katapult Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	457(c)	3,377,164(1)	$16.02 (2)	$54,102,167.30	$147.60 per $1,000,000	$7,985.48	N/A	N/A	N/A	N/A
	Total Offering Amounts					$54,102,167.30		$7,985.48
	Total Fees Previously Paid							-
	Total Fee Offsets							$48,046.22
	Net Fee Due							$0.00
(1)Consists of (i) 2,703,864 shares of common stock registered for sale by the selling securityholders named in this registration statement, (ii) 13,300 shares of common stock issuable upon the exercise of the Private Placement Warrants, (iii) 500,000 shares of common stock issuable upon the exercise of 12,500,000 Public Warrants and (iv) 160,000 shares of common stock issuable upon the exercise of the warrant to purchase stock, issued by us to Midtown Madison Management LLC.
(2)Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $16.02, which is the average of the high and low prices of the common stock on June 4, 2024 on the Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee offset Claims	Katapult Holdings, Inc.	Form S-1	333-257583	6/30/2021		$47,852.27 (1)	Equity	Common stock, par value $0.0001 per share	$569,461,014.48	$569,461,014.48
Fee offset Source	Katapult Holdings, Inc.	Form S-1	333-257583								$47,852.27
Fee offset Claims	Katapult Holdings, Inc.	Form S-3	333-271169	4/6/2023		$193.95 (2)	Equity	Common Stock $0.0001 par value per share	$1,760,000	$1,760,000
Fee offset Source	Katapult Holdings, Inc.	Form S-3	333-271169								$193.95
(1)On June 30, 2021, the Registrant filed a registration statement on Form S-1 (Registration No. 333-257583) (the “Prior S-1 Registration Statement”), with a proposed maximum aggregate offering price of $743,778,986. In connection with the Prior S-1 Registration Statement, the Registrant paid a filing fee of $81,147.00. 16,329,518 of common stock and 53,750 warrants were sold under the Prior S-1 Registration Statement. As a result, $47,852.27 (the “Unused S-1 Fees”) in previously paid fees remain available for future offset. In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies the Unused S-1 Fees to offset the filing fee payable in connection with this filing.
(2)On April 6, 2023, the Registrant filed a registration statement on Form S-3 (Registration No. 333-271169) (the “Prior S-3 Registration Statement”), with a proposed maximum aggregate offering price of $1,760,000. In connection with the Prior S-3 Registration Statement, the Registrant paid a filing fee of $193.95. No securities were sold under the Prior S-3 Registration Statement. As a result, $193.95 (the “Unused S-3 Fees”) in previously paid fees remain available for future offset. In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies the Unused S-3 Fees to offset the filing fee payable in connection with this filing.